UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 28, 2005

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01. Entry into a Material Definitive Agreement.

As of March 28, 2005, Ferro Corporation (the "Company") entered into the THIRD AMENDMENT AND WAIVER TO CREDIT AGREEMENT (the "Amendment") to the Credit Agreement dated August 31, 2001 (the "Credit Agreement") with National City Bank, as administrative agent for the lending institutions named therein (the "Banks"), and such Banks. Among other matters, the Amendment modified certain covenants of the Credit Agreement pertaining to the allowable Leverage Ratio and Fixed Charge Ratio, amended the definition of Consolidated EBITDA and waived, until June 30, 2005, compliance by the Company of the financial reporting covenants relating to the delivery of quarterly and annual financial statements as well as compliance certificates. The Amendment also waived any default or event of default that may have occurred and be continuing as a result of the Company's failure to comply with the financial covenants set forth in the Credit Agreement for the fiscal quarter ended March 31, 2004. The Amendment is attached hereto as Exhibit 10.1.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

March 30, 2005	By:	Hector R. Ortino

Name: Hector R. Ortino
Title: Chairman and Chief Executive Officer

Ferro Corporation

March 30, 2005	By:	Thomas M. Gannon

Name: Thomas M. Gannon
Title: Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Third Amendment and Waiver to Credit Agreement, dated as of March 28, 2005